UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

BBX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events

On April 8, 2025, BBX Capital, Inc. (the “Company”) issued a press release announcing that it has determined to pursue various strategic initiatives aimed to preserve its strong cash position in light of the economic challenges ahead which it expects will have a significant impact on its operating subsidiaries. These initiatives include the possible sale of subsidiaries and investments, the possible termination of certain operations, a pause of new real estate development activities, staff reductions and reductions of executive salaries.

In addition, based on its evaluation, the Company has also made a decision to deregister its Class A Common Stock and Class B Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Section 15(d) of the Exchange Act. The Company plans to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to effect the deregistration and suspension. The Company’s Class A Common Stock is currently traded on the OTCQX Market and its Class B Common Stock is currently traded on the OTC Pink Market.  Following the filing of the Form 15, the Company intends to file financial and other information required by the rules of the OTC Market in order to allow for continued trading of its Class A Common Stock and Class B Common Stock on the OTC Markets.

Additionally, it is anticipated that the size of the Company’s Board of Directors will be decreased from twelve directors to seven directors and that the seven directors of the Company will be Alan B. Levan, John E. Abdo, Jarett S. Levan, Seth M. Wise and independent directors Steven M. Coldren, Willis N. Holcombe and Neil Sterling.

A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Certain statements in report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of certain words, including “believe,” “may,” “continue,” “intend,” “will,” “anticipate” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results expressed or implied by the forward-looking statements. These risks and uncertainties include, among others, risks associated with respect to the deregistration of the Company’s Class A Common Stock and Class B Common Stock and suspension of the Company’s reporting obligations under the Exchange Act, including that the anticipated benefits may not be realized, that the Company’s Class A Common Stock or Class B Common Stock may not continue trading (including, that while it is expected that the Company’s Class A Common Stock will continue trading on the OTCQX in the near-term, it is anticipated that trading of the Company’s Class A Common Stock will ultimately be moved to the OTC Pink Market (which the OTC has announced will transition into the OTCID Market in July 2025) when required by the rules of the OTC Market or earlier in the discretion of the Company), and that the market price or trading volume of the Company’s Class A Common Stock or Class B Common Stock may be adversely affected; risks relating to the other strategic steps which may be taken by the Company, including that there is no assurance that any other strategic steps will be pursued or achieve the intended results and that the implementation of some or all of the other strategic initiatives could result in the recognition of material impairment losses and write-downs in future periods, and other risks and factors discussed in the Company’s filings with the SEC, including, without limitation, those disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

99.1	Press Release dated April 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2025
BBX Capital, Inc.

By:	/s/ Brett Sheppard
Brett Sheppard
Chief Financial Officer